DEFINITIVE PROXY STATEMENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
  MGP Ingredients, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MGP INGREDIENTS, INC. ADDITIONAL INFORMATION REGARDING THE PROXY STATEMENT

The following additional information relates to the proxy statement (the “Proxy Statement”) of MGP Ingredients, Inc. (the “Company”), dated May 19, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on June 30, 2020.

The purpose of this information is to inform you that the Company is filing these additional materials to supplement the Proxy Statement solely to disclose that the Company had delayed the filing of the Proxy Statement for its 2020 Annual Meeting of Stockholders in reliance on the filing extension provided by the Order of the U.S. Securities and Exchange Commission (Release No. 34-88465) dated March 25, 2020 (the “Order”). On April 28, 2020, the Company filed a Current Report on Form 8-K to indicate its intention to rely on the Order and delay the filing of the Proxy Statement. Consistent with the Company’s disclosure in that Form 8-K, the Company had experienced some delay in its customary filing process and timeline related to the Proxy Statement due to the COVID-19 pandemic. These conditions made it necessary to delay the disclosure of the information required to be included in Part III of the Company’s Annual Report on Form 10-K for year ended December 31, 2019 (all of which is now included in the Proxy Statement).

This additional information does not amend, modify, or otherwise update any other information in the Proxy Statement. Accordingly, you should read this information in conjunction with the Proxy Statement and Annual Report on Form 10-K.